UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2007

ORAMED PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50298

(Commission File Number)

98-0376008

(IRS Employer Identification No.)

2 Elza Street, Jerusalem, Israel 93706

(Address of principal executive offices and Zip Code)

972-54-790-9058

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Effective August 27, 2007 we entered into an investor relations agreement (the “Agreement”) with The Investor Relations Group Inc. (the “IR Group”) to provide investor relations and marketing services to our company. Under the terms of the Agreement, the IR Group will be paid a monthly fee, and will be issued 300,000 stock options.

Item 3.02 Unregistered Sales of Equity Securities.

On September 4, 2007, we granted 300,000 stock options exercisable for two years at an exercise price of $0.45 per share to executives of the IR Group.

Item 9.01. Financial Statements and Exhibits.

A copy of the following documents are included as exhibits to this current report on Form 8-K pursuant to Item 601 of Regulation SB:

10.1	Investor Relations Agreement Letter of Intent
10.2	Form of Stock Option Agreement dated November 23, 2006 (incorporated by reference from our current report on Form 8-K filed on November 28, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

/s/ Nadav Kidron

Nadav Kidron

President, CEO and Director

Date: September 10, 2007